UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

SOLLENSYS CORP
(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd. NE, Suite 120

Palm Bay, FL 32905

(Address of principal executive offices)

(866) 438-7657

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K (the “October 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2021 by Sollensys Corp (the “Company”) and the Current Report on Form 8-K filed with the SEC on December 10, 2021 (the “December 8-K”), on October 15, 2021, the Company entered into the Agreement (as hereinafter defined), pursuant to which the Company agreed to acquire 100% of the membership interests of Abstract Media, LLC (“Abstract Media”), in exchange for the issuance by the Company to each of the members of Abstract Media (collectively, the “Abstract Media Members”) of (i) shares of the Company’s common stock equal to $605,000 minus the Debt Repayment Amount (as hereinafter defined), divided by the VWAP (as defined in the Agreement) as of the closing date, plus (ii) $15,000, plus (iii) $15,000 to be paid solely to John Swain as additional consideration for Mr. Swain’s membership interests. The transactions contemplated by the Agreement closed on December 6, 2021. The Company is filing this Amendment No. 1 to the December 8-K to provide the required disclosure under Item 2.01 and to provide the historical audited financial statements of Abstract Media and the pro forma consolidated financial information required by Items 9.01(a) and 9.01(b) of Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the October 8-K and the December 8-K, on October 15, 2021, the Company entered into that certain Membership Interest Exchange Agreement (the “Agreement”), dated as of October 15, 2021, by and among (i) the Company; (ii) Abstract Media; (iii) the Abstract Media Members; and (iv) Andrew Baker as the representative of the Abstract Media Members (the “Members’ Representative”). Pursuant to the terms of the Agreement, the Company agreed to acquire from the Abstract Media Members all of the membership interests of Abstract Media held by the Abstract Media Members, representing 100% of the membership interests of Abstract Media, in exchange for the issuance by the Company to the Abstract Media Members of (i) shares of the Company’s common stock equal to $605,000 minus the Debt Repayment Amount (as hereinafter defined), divided by the VWAP (as defined in the Agreement) as of the closing date, plus (ii) $15,000, plus (iii) $15,000 to be paid solely to John Swain as additional consideration for Mr. Swain’s membership interests (the “Acquisition”). The “Debt Repayment Amount” means the debt owned by the Company to Mr. Swain pursuant to a promissory note dated as of August 15, 2017, which debt the parties agree is approximately $80,000, but which was to be finally calculated on the closing date.

The Acquisition closed on December 6, 2021. Pursuant to the terms of the Agreement, on December 6, 2021, the Abstract Media Members assigned their respective membership interests in Abstract Media to the Company, and Abstract Media became a wholly owned subsidiary of the Company. In exchange therefor, on December 6, 2021, the Company issued to the Abstract Media Members an aggregate of 73,244 shares of the Company’s common stock (representing a value of $605,000 minus the Debt Repayment Amount of $80,000), plus (ii) $15,000, plus (iii) $15,000 paid solely to John Swain as additional consideration for Mr. Swain’s membership interests.

Item 7.01. Regulation FD Disclosure.

On February 8, 2022, the Company issued a press release announcing that the Company had acquired Abstract Media. The press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Abstract Media for the fiscal years ended December 31, 2020 and 2019, and the unaudited financial statements of Abstract Media for the nine months ended September 30, 2021 are filed herewith as Exhibit 99.2 and 99.3, respectively, and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of the Company and Abstract Media is filed herewith as Exhibit 99.4 and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of the registrant.
99.2	Audited financial statements of Abstract Media, LLC for the years ended December 31, 2020 and 2019.
99.3	Unaudited condensed financial statements of Abstract Media, LLC for the nine months ended September 30, 2021 and 2020.
99.4	Unaudited pro forma consolidated financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP

Dated: February 9, 2022	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer

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